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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K
                                _________________


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                        Date of Report:  August 11, 1998



                       RICK'S CABARET INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



              Texas                     0-26958                76-0037324
  (State or other jurisdiction        (IRS Employer     (Commission File Number)
of incorporation or organization)  Identification No.)



                                3113 Bering Drive
                              Houston, Texas 77057
          (Address of principal executive offices, including zip code)

                                 (713) 785-0444
              (Registrant's telephone number, including area code)
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Item  2.     Acquisition  or  Disposition  of  Assets.

     On August 11, 1998, Rick's Cabaret International, Inc. (the "Company") acquired approximately 93% of the outstanding common stock (the "Shares") of Taurus Entertainment Companies, Inc. ("Taurus") in a private stock exchange transaction (the "Exchange") with the certain principal stockholders of Taurus. The Stock Exchange Agreement provided that the Company exchange one share of its common stock for each three and one-half shares of Taurus common stock owned by certain principal shareholders of Taurus. As a result of the Exchange, the Company exchanged a total of 1,152,587 shares of its common stock for 4,034,071 shares of common stock of Taurus, giving the Company control of Taurus. The terms and conditions of the Exchange were determined by the parties through arms length negotiations. The financial results of Taurus will be consolidated into the Company's financial statements.

     Taurus is a publicly owned company in the adult entertainment business trading on the OTCBB under the symbol TAUR. Taurus presently operates four adult entertainment nightclubs in Austin and Houston, Texas, and in New Orleans, Louisiana. Taurus owns the real estate upon which its adult nightclubs in Houston are located. Taurus will continue to operate its nightclubs as adult entertainment businesses.

Item  5.     Other  Events.

     In connection with the Exchange, Eric Langan was appointed as a director and as vice-president-operations of the Company, and the Company entered into a three year employment agreement with Mr. Langan.

     Mr. Langan, age 30, has been involved in the adult entertainment business since 1989. He has served as the President and Director of Taurus since November, 1997. From January 1997 through the present, he has held the position of President with XTC Cabaret, Inc., which was subsequently acquired by Taurus. From November 1992 until January 1997, Mr. Langan was the President of Bathing Beauties, Inc. Since 1989, Mr Langan has exercised managerial control over the grand openings and operations of more than twelve adult entertainment businesses. Through these activities, Mr. Langan has acquired the knowledge and skills necessary to successfully operate adult entertainment businesses. Mr. Langan has also been an officer of Citation Land Company which owned commercial income real estate in Houston, Texas, which also was subsequently acquired by Taurus.

     Simultaneously with the consummation of the Exchange, the Company acquired certain real estate in San Antonio, Texas from one of the principal stockholders of Taurus. The Company intends to construct an adult cabaret on this property. The Company acquired the property from the principal stockholder of Taurus for the same price that the principal stockholder paid for the property. The Company financed the purchase of the property by the issuance of a six year $366,000.00 Convertible Debenture, secured by the real estate acquired.

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Item  7.     Financial Statements, Pro Forma Financial Information  and Exhibits

             (a)  and  (b)     Financial  Statements  and  Information

As of the date of the filing of this Current Report on Form 8-K, the financial statements and proforma financial information required by Items 7(a) and 7(b) are not available. Such financial reports will be filed no later than October 26, 1998.


             (c)  Exhibits

                  4.1   Convertible  Debenture

                 10.1 Stock Exchange Agreement effective August 11, 1998 between Rick's Cabaret International, Inc. and Certain Stockholders of Taurus Entertainment Companies, Inc.

                 10.2   Employment  Agreement  with  Eric  Langan



                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


                                   RICK'S  CABARET  INTERNATIONAL,  INC.



Date:  August  11,  1998                    By:  /s/  Robert L. Watters
                                                 ----------------------------
                                                 Robert L. Watters, President

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